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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Net2Phone, Inc. for the registration of 426,030 shares of its common stock and to the incorporation by reference therein of our report dated September 29, 2000, with respect to the consolidated financial statements of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.



New York, New York                        /s/ Ernst & Young LLP
March 8, 2001